UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

RISE GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650-669 Howe Street
 Vancouver, British Columbia, Canada V6C 0B4
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 13, 2024, Rise Gold Corp. (the "Company") announced that it has submitted a Writ of Mandamus (the "Writ") to the  Superior Court of California for the County of Nevada (the "Court") asking the Court to compel the Board of Supervisors ("Board") of Nevada County (the "County") to follow applicable law and grant Rise recognition of its vested right to operate the Idaho-Maryland mine (the "Mine"). Because the Board's denial of Rise's vested rights petition (the "Petition") at the vested rights hearing in late December 2023 (the "Hearing") affects a fundamental property right, California case law demands that the Court use its independent judgement and consider the administrative record de novo, without deference to the County's arguments and conclusions.

Vested rights are protected by the Fifth Amendment of the U.S. Constitution and by the California Constitution. As a constitutional right, a vested right once established does not simply fade over time, as the County argued. It may be affirmatively abandoned, however.

The Writ also pointed out to the Court that the Hearing was a quasi-judicial proceeding in which the U.S. Constitution guarantees unbiased decision-makers.

The Writ also asked the Court to compel the County to certify the Final Environment Impact Report on the Mine, which the County itself prepared and, in the alternative to the vested right recognition, compel the County to grant the Company a use permit to operate the Mine.

Additional information is provided in the news release, a copy of which is included as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated May 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2024

RISE GOLD CORP.

/s/ Joseph Mullin
Joseph Mullin
President and CEO